UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2023

THOR Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $0.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On July 24, 2023, THOR Industries, Inc. (the “Company”) entered into new employment agreements (the “Agreements” and each, an “Agreement”) with each of Robert W. Martin, President and Chief Executive Officer, Colleen Zuhl, Senior Vice President and Chief Financial Officer, Todd Woelfer, Senior Vice President and Chief Operating Officer, Kenneth D. Julian, Senior Vice President of Administration and Human Resources, and Trevor Q. Gasper, Senior Vice President, General Counsel, and Corporate Secretary.

Each Agreement supersedes and replaces the prior employment agreement the Company had with each listed executive.

Each Agreement has an initial term expiring on July 31, 2024 and shall automatically renew for successive one-year terms thereafter until terminated in accordance with its terms. Pursuant to the Agreements, the executive is entitled to receive compensation and benefits established annually by the Board of Directors, reimbursement of reasonable business expenses, and participation in health insurance, retirement, disability insurance and other benefit programs provided to senior executives of the Company, subject to meeting eligibility requirements.

The Agreements provide for certain non-competition, non-solicitation, non-disparagement, and confidentiality undertakings. If the executive’s employment is terminated by the Company in connection with a nonrenewal or without Cause (as defined in the Agreements), or for reasons other than Cause, death, or disability, or is terminated by the executive for Good Reason (as defined in the Agreements), the executive would generally be entitled to certain severance benefits, including (i) payment of earned, but unpaid, compensation and benefits owing to the executive through and including the termination date, (ii) an amount equal to the total target cash compensation (base salary and target cash incentive compensation) paid to the executive during the prior two fiscal years of the executive’s employment in his or her current position, (iii) payment of COBRA premiums for up to 24 months following termination, and (iv) up to 12 months of outplacement services. To increase likelihood of enforceability under Indiana law, under certain situations where employment is separated other than without cause, the Agreements provide the payment of a modest consulting fee for the duration of the non-compete period. The Agreements also specify treatment of equity awards under relevant termination scenarios.

In the event of a Change in Control (as defined in the Agreements), the executive shall be entitled to (a) the Accrued Benefits (as defined in the Agreements), and (b) each of the severance benefits listed in clauses (i) through (iv) above for a period of two (2) years or twenty-four (24) months, as applicable.

The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the period ended July 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THOR Industries, Inc.

Date: July 27, 2023	By:	/s/ Trevor Q. Gasper
	Name:	Trevor Q. Gasper
	Title:	Senior Vice President, General Counsel & Corporate Secretary